Exhibit 3.1

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **QUORUM CORP.**, did on November 23, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 23, 2011.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20111123-2355
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20110829622-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/23/2011 1:32 PM
	Entity Number E0633922011-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Quorum Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents Inc. of NV Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address City Nevada Zip Code Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ 0.00001 Number of shares without par value: n/a
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yasmeen Savji Name KSC Hse, Mama Ngina St., 11th Flr., Nairobi PO Box 30251-00100 Kenya Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any lawful business activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Yasmeen Savji X [signature] Name Incorporator Signature KSC Hse, Mama Ngina St., 11th Flr., Nairobi PO Box 30251-00100 Kenya Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Date 11-23-11 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Lori Stuhlman, Asst. Secretary

This form must be accompanied by appropriate fees.
WLMLAW W0126096

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

Schedule "A"
to the Articles of Incorporation
of Quorum Corp.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

200,000,000 shares broken down as follows:

100,000,000 common shares with par value of $0.00001, all of which stock shall be entitled to voting power; and

100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.